UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            April 23, 2004

           Date of Report (Date of earliest event reported)


                   Visual Bible International, Inc.

        (Exact Name of Registrant as Specified in its Charter)


Florida                000-26037              65-1030068

(State or Other        (Commission File       (IRS Employer
Jurisdiction of        Number)                Identification
Incorporation)                                Number)


1235 Bay Street, Suite 300, Toronto, Ontario Canada            M5R 3K4

(Address of Principal Executive Offices)                    (Zip Code)


                            (416) 921-9950

         (Registrant's Telephone Number, Including Area Code)


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Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition and Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events and Required FD Disclosure.

The Form 8-K may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we "believe", "anticipate", "expect", or "plan to", as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. We do not intend to update these forward looking statements.

On April 14, the Company concluded a second forbearance agreement (the "Second Forbearance Agreement") with the holders (collectively, the "Debenture Holders") of its A Unit Debentures and its B Unit Debentures (collectively, the "Debentures"), along with various other agreements related thereto (collectively, the "Related Agreements"). The Second Forbearance Agreement provides, among other things, that, subject to compliance by the Company with the terms and conditions of the Second Forbearance Agreement and with the terms and conditions of certain of the Related Agreements, the Debenture Holders will forbear from enforcing the security rights of the Debenture Holders under the Debentures until July 31, 2004. If the Company has not committed an Event of Default under the Second Forbearance Agreement and, provided that all amounts payable by the Company on and as of July 31, 2004, under the Second Forbearance Agreement and the applicable Other Agreements, to, among others, the Debenture Holders, then, except for certain surviving obligations (the "Surviving Obligations") upon the Company under the Second Forbearance Agreement, the Second Forbearance Agreement shall terminate.

The Company has been successful in finalizing its negotiation with certain of its other creditors (the "Unsecured Creditors") regarding forbearance or financial accommodations, as required under the Second Forbearance Agreement, which included the conversion of existing debt of the Company in the approximate amount of $1,500,000

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into shares of common stock of the Company at a conversion rate of one share of common stock for each $1.00 of debt so converted.

Last month, the Company began its retail and rental sales initiatives for the DVD/Video Units of The Book of John, and as of the date hereof, it has generated in excess of $5,000,000 in sales. If sales of the production of The Book of John meet budgeted expectations within the next few months, the Company believes that its financial position will be significantly better and that it will be able to comply with the requirements upon it under, among other obligations, the Second Forbearance Agreement. However, no assurance can be provided by the Company that its sales will continue to exceed budget amounts or that it will be able to meet its current financial obligations, including but not limited to those under the Second Forbearance Agreement.

The ability of the Company to continue as a going concern is dependent upon, among other things, continued sales of DVD/Video Units of The Book of John and the receipt of additional capital. The Company believes that if its sales of the Book of John meet or exceed budgeted expectations, and provided the Company receives proceeds from the sale of its common stock in an amount of at least $400,000 ($350,000 of which has been received by the Company as described below), then the Company will, within the next three months, have sufficient capital to pay its debts as they become due for at least the next twelve months. If sales do not meet or exceed budgeted expectations and if the Company is, otherwise, unable to obtain additional capital, the Company will certainly be in default under the Second Forbearance Agreement and may be forced to cease its operations.

As of the date hereof, the Company has raised $350,000 through the sale of shares of its common stock to accredited investors (the "Current Offering") without registration under the Securities Act of 1933 (the "Act") pursuant to applicable exemptions thereunder. The Company intends to continue to similarly offer its common stock in order to raise additional capital, however no assurance can be provided that the Company will be able to do so.

Item 6.  Resignations of Registrant's Directors.

As previously reported, Steven Small resigned as a director on February 5, 2004. Steven Small's letter of resignation stated, in pertinent part "My resignation arises from my disagreement with and


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dissent from certain of the board's polices and practices, including those concerns I have previously expressed during meetings of the board of directors. Additional detail and formal submission of a complete recounting of all aspects of my dissent and disagreement currently being drafted and reviewed by counsel will be tendered in due course for the Company records." On April 12, 2004, Dr. Small provided the Company with a memorandum that the Company believes is intended to describe the disagreement. We are filing a copy of the such memorandum as Exhibit 17.2 hereto.

The Company disagrees with the description provided by Dr. Small. Dr. Small was appointed a director by the Company on June 13, 2002, and served in that capacity until his resignation. For the majority of that tenure, Dr. Small served as Chairman. The Company does not believe that the manner in which corporate governance procedures were established or the manner in which same were implemented varied materially during the tenure of Dr. Small, nor have they been materially altered since the departure of Dr. Small. Likewise, the Company does not believe that any party exerted or attempted to exert improper influence or control over the decisions that were the responsibility of the members of the board. The Company believes that each of its directors, current and prior performed, and continues to perform, their duties as a director in keeping with proper corporate governance standards and consistent with the fiduciary obligations associated therewith.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired.

     (b)  Pro Forma Financial Information.

     (c)       Exhibits.

          17.2 Description of Disagreement received from Dr. Steven Small.

Item 8.  Change in Fiscal Year.

Item 9.  Regulation FD Disclosure.

Item 10. Amendments to the Registrant's Code of Ethics or Waiver of a Provisions of the Code of Ethics.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.


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Item 12.  Results of Operations and Financial Condition.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                              Visual Bible International, Inc.




April 23, 2004           By: /s/ Maurice Colson
                              ---------------------------------
                              Maurice Colson, Chief Executive Officer



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                            Exhibit Index

Exhibit No.     Description

17.2            Description of Disagreement received from Dr.
                Steven Small
